Exhibit 10.23

August 4, 2004

UBS Real Estate Securities Inc.

1285 Avenue of the Americas

New York, New York  10019

Attention:  Robert Carpenter

MortgageIT Holdings, Inc.

33 Maiden Lane, 6th Floor

New York, New York  10038

Attention:            Michael A. Zigrossi and
John R. Cuti

MortgageIT SPV I

acting with respect to the REIT Sub—Trust

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware  19890

Attention:  Corporate Trust Administration

Re:                               Servicing Agreement with respect to certain Mortgage Loans

Ladies and Gentlemen:

UBS Real Estate Securities Inc. (“UBS”), acting either on its own behalf or as agent on behalf of a syndicate of lenders, has arranged a financing and purchase facility (the “Facility”) to MortgageIT SPV I, a Delaware statutory trust (the “Trust”).  MortgageIT Holdings, Inc. (the “REIT”) and its taxable REIT subsidiary, MortgageIT, Inc. (the “TRS”) are depositors/sellers of certain mortgage loans (the “Mortgage Loans”) to the Trust.

The Trust comprises two series (as such term is used in Section 3806(b)(2) of the Delaware Statutory Trust Act), the “REIT Sub-Trust”, which relates to those Mortgages Loans acquired by the Trust from the REIT (such Mortgage Loans, the “REIT Mortgage Loans”), and the “TRS Sub-Trust” which relates to those Mortgage Loans acquired by the Trust from the TRS (such Mortgage Loans, the “TRS Mortgage Loans”).

For at least for so long as the REIT Mortgage Loans are in the Facility, the REIT Mortgage Loans will be serviced by the REIT pursuant to the REIT Servicing Agreement, dated as of August 4, 2004 (the “REIT Servicing Agreement”) by and among the REIT, the Trust and UBS.  Similarly, for at least so long as the TRS Mortgage Loans are in the Facility, the TRS Mortgage Loans will be serviced by the TRS pursuant to the TRS Servicing Agreement dated as of August 4, 2004 (the “TRS Servicing Agreement”) by and among the TRS, the Trust and UBS.

As reflected in each of the REIT Servicing Agreement and the TRS Servicing Agreement, the parties thereto expect and intend that GMAC Mortgage Corporation (“GMAC”) act as sub-servicer with respect to certain of the REIT Mortgage Loans (for so long as the REIT Mortgage Loans are in the Facility) and certain of the TRS Mortgage Loans (for so long as the TRS Mortgage Loans are in the Facility).  Such sub-serviced Mortgage Loans are herein referred to as the “Sub-Serviced Mortgage Loans”.

In connection with the foregoing, GMAC acknowledges and agrees that:

(i)                                     It is acting and will continue to act, as the sub-servicer with respect to the Sub-Serviced Mortgage Loans, pursuant to its customary servicing arrangements and standards;

(ii)                                  It will not resign as sub-servicer of the Sub-Serviced Mortgage Loans except upon the giving of 60 days prior written notice to UBS, the Trust, the TRS and the REIT;

(iii)                               Except as provided in the next clause, the REIT and the TRS may direct GMAC to follow their respective instructions regarding any collection or custodial accounts established by GMAC with respect to the Sub-Serviced Mortgage Loans; UBS may, at any time, notify GMAC to follow any instructions furnished by UBS regarding any collection or custodial accounts established by GMAC with respect to the Sub-Serviced Mortgage Loans and GMAC shall not thereafter follow any contrary instructions as may be given by the REIT, by the TRS or their affiliates;

(iv)                              In the event that UBS gives GMAC notice of the occurrence of an event of default under the Facility, (x) GMAC shall thereafter follow such instructions regarding the servicing of the Sub-Serviced Mortgage Loans as may be given by UBS (and GMAC shall not follow any contrary instructions as may be given by the REIT, by the TRS or their affiliates) and (y) if so directed by UBS, GMAC shall co-operate in a transfer of servicing to such successor servicer as UBS shall designate; and

(v)                                 all fees and expenses of GMAC shall be for the account of the REIT, or the TRS, as applicable, (including any fees, including termination fees, and expenses in connection with any transfer of servicing) and no delay or failure by the REIT, or the TRS, as applicable, in paying any such fees and expenses of GMAC shall serve to excuse GMAC from timely following any direction given by UBS.

Notwithstanding anything to the contrary, the REIT and the TRS agree to indemnify and hold GMAC harmless for any and all claims asserted against it for any actions taken in good faith by GMAC in connection with (iii) and/or (iv) above.

The terms of the letter agreement may only be changed by a written amendment hereto executed by all parties hereto.

Very truly yours,

GMAC MORTGAGE CORPORATION

		By:	/s/ WESLEY B. HOWLAND
		Name:	Wesley B. Howland
		Title:	Vice President

Acknowledged

MORTGAGEIT HOLDINGS, INC.

By:	/s/ JOHN R. CUTI
Name:	John R. Cuti
Title:	Secretary

MORTGAGEIT, INC.

By:	/s/ JOHN R. CUTI
Name:	John R. Cuti
Title:	Secretary

MORTGAGEIT SPV I,
By: Wilmington Trust Company, not in its
individual capacity but solely as Owner Trustee

By:	/s/ JANEL R. HARVILLA
Name:	JANEL R. HARVILLA
Title:	Financial Services Officer

UBS REAL ESTATE SECURITIES INC.

By:	/s/ ROBERT CARPENTER
Name:	Robert Carpenter
Title:	Director

By:	/s/ GEORGE A. MANGIARACINA
Name:	George A. Mangiaracina
Title:	Managing Director